                                    AMENDMENT
                               DATED JULY 1, 2000
                                     TO THE
                             GAS PURCHASE AGREEMENT
                                DATED MAY 3, 1994


         THIS AMENDMENT (the "July 2000 Amendment"), made and entered into as of the 1st day of July 2000, between Dominion Black Warrior Basin, Inc. ("Seller") and El Paso Merchant Energy Gas, L.P., successor-in-interest to Sonat Marketing Company L.P. ("Buyer").

                                   WITNESSETH

         WHEREAS, Buyer and Seller entered into a Gas Purchase Agreement dated May 3, 1994, as amended by Amendments dated April 1, 1996, May 16, 1996, April 9, 1998 and July 1, 1999 (the "1994 Agreement"); and

         WHEREAS, Buyer and Seller desire to further amend the 1994 Agreement to establish Collared and Non-Collared index prices and a fixed price for certain specified quantities;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereby mutually understand and agree as follows:

         1. Effective January 1, 2001 through December 31, 2001, Section 4.1 and
4.3 of the 1994 Agreement shall be deleted in their entireties and the following
Section 4.1 and 4.2 shall be substituted therefor:

         4.1 The price payable by Buyer for each MMBtu of Monthly Base Quantity purchased hereunder during each month of the primary term hereof commencing on January 1, 2001 shall be divided into three categories, a Fixed Price Quantity, an Index Price Quantity subject to a Floor and Ceiling ("Collared Index Quantity") and an Index Price Quantity not subject to a Floor and Ceiling ("Non-Collared Index Quantity"), as those quantities are described in Revised Exhibit D hereto. The price for each MMBtu of Fixed Price Quantity shall be $3.97 per MMBtu (the "Monthly Fixed Contract Price"). The price for each MMBtu of Non-Collared Index Quantity shall be the sum of (a) the price published in the price table dated the first (1st) day of the applicable month by Inside F.E.R.C.'s Gas Market Report for "Prices of Spot Gas Delivered to Pipelines" "Southern Natural Gas Co." "Louisiana" "Index" (the "Index Price") and (b) a Premium per MMBtu as described below (the "Monthly Index Price"):


                                 Index Price                          Premium
                                  ($/MMBtu)                          ($/MMBtu)
                                  ---------                          ---------
                                  Below 2.00                           0.050
                                 2.00 - 2.25                           0.060
                                 2.26 - 2.50                           0.065
                                  Above 2.50                           0.070



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

         The price for each MMBTu of Collared Index Quantity shall be the Monthly Index Price; provided, however, that the Monthly Index Price payable during each month for such Collared Index Quantity shall, in no event, be less than $3.00 per MMBtu (the "Floor Price"), nor more than $5.30 per MMBtu (the "Ceiling Price").

         4.2 The price payable by Buyer for each MMBtu of Excess Quantity during the primary term hereof commencing on January 1, 2001 shall be the sum of the Index Price and $.02 per MMBtu (the "Excess Quantity Contract Price").

         2. Exhibit D is deleted in its entirety and the attached Revised Exhibit D is substituted therefor and is effective during calendar year 2001 only.


         IN WITNESS WHEREOF, the parties hereto have executed this July 2000 Amendment in duplicate originals as of date hereinabove first written.


Witness:                                    EL PASO MERCHANT ENERGY-GAS, L.P.


                                         By: /s/ Michael J. Varagona
---------------------------------           ------------------------------------
                                             Michael J. Varagona
                                             Senior Vice President


Witness:                                    DOMINION EXPLORATION &
                                            PRODUCTION, INC.

                                            EXECUTING AS SPECIAL AGENT
                                            AND ATTORNEY IN FACT FOR
                                            DOMINION BLACK WARRIOR
                                            BASIN, INC.


                                         By: /s/ Dennis G. Millet
---------------------------------           ------------------------------------
                                            Dennis G. Millet
                                            Director, Gas Marketing



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                                REVISED EXHIBIT D
                               DATED JULY 1, 2000
                                     TO THE
                             GAS PURCHASE AGREEMENT
                                     BETWEEN
                       DOMINION BLACK WARRIOR BASIN, INC.
                                       AND
            EL PASO MERCHANT ENERGY-GAS, L.P., SUCCESSOR-IN-INTEREST
                         TO SONAT MARKETING COMPANY L.P.
                                      DATED
                                   MAY 3, 1994


                               Fixed Price       Index Quantities       Index Quantities
                                Quantities           (Collared)          (Non-Collared)
          Month/Year             (MMBtu)              (MMBtu)                (MMBtu)
          ----------             -------              -------           ----------------
            Jan-01               262,500              525,000               J 262,500
            Feb-01               262,500              525,000               F 262,500
            Mar-01               262,500              525,000               M 262,500
            Apr-01               262,500              525,000               A 262,500
            May-01               250,000              500,000               M 250,000
            Jun-01               250,000              500,000               J 250,000
            Jul-01               250,000              500,000               J 250,000
            Aug-01               250,000              500,000               A 250,000
            Sep-01               237,500              475,000               S 237,500
            Oct-01               237,500              475,000               O 237,500
            Nov-01               237,500              475,000               N 237,500
            Dec-01               237,500              475,000               D 237,500




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